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                                                                EXHIBIT NO. 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in AMRESCO, INC's currently effective registration statement (File No. 333-6031) filed pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended, on Form S-3 of our report dated December 15, 1995, on our audits of the consolidated financial statements of Quality Mortgage USA, Inc. as of September 30, 1994 and 1995 and for each of the three years in the period ended September 30, 1995 which was included in AMRESCO, INC's Registration Statement on Form S-3, as amended, initially filed with the Securities and Exchange Commission on October 10, 1996 (File No. 333-13823). We also consent to the reference to our firm under the caption "Experts" in the Prospectus dated February 20, 1997 to be filed under Section 424(b)(5) of the Securities Act of 1933, as amended.



COOPERS & LYBRAND L.L.P.
Newport Beach, California

February 20, 1997